EXHIBIT 99.2

Gulfstream International Group, Inc. Receives Delisting Notice From the NYSE Amex

Fort Lauderdale, Florida, November 5, 2010 — Gulfstream International Group, Inc. (the “Company” - NYSE AMEX: GIA), announced today that on November 3, 2010, it received notice from the NYSE Amex, LLC (the “Exchange”) indicating that the Exchange intends to strike the Company’s common stock from listing on the Exchange by filing a delisting application with the Securities and Exchange Commission. In its letter, the Exchange stated that it has determined that the Company has failed to comply with continued listing standards set forth in Sections 1003(a)(i) and 1003(a)(ii) of the Exchange Company Guide, respectively, which state, in relevant part, that the Exchange will normally consider suspending dealings in, or removing from the list, securities of a company which (a) has stockholders' equity of less than $2,000,000 if such company has sustained losses from continuing operations and/or net losses in two out of its three most recent fiscal years; or (b) has stockholders' equity of less than $4,000,000 if such company has sustained losses from continuing operations and/or net losses in three out of its four most recent fiscal years, respectively.  In addition, the Exchange advised the Company that it is not in compliance with Section 801(h) of the Company Guide in that it does not currently maintain a board of directors comprised of at least 50% independent directors, or an audit committee comprised of at least two independent directors.

The Exchange rules provides for an appeal of the above decision by requesting a hearing in accordance with appropriate procedures as outlined by the Company Guide. The Company will not request a hearing.  Accordingly, the Exchange will initiate the delisting process with respect to the Company’s common stock and will suspend trading in accordance with Part 12 of the Company Guide. The Company is considering whether to take the necessary steps to have its common stock traded on the Over-the-Counter Bulletin Board.

Special Note Regarding Forward-Looking Statements

In addition to historical information, this release contains forward-looking statements.  Gulfstream may, from time-to-time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things: its business strategy; its value proposition; the market opportunity for its services, including expected demand for its services; information regarding the replacement, deployment, acquisition and financing of certain numbers and types of aircraft, and projected expenses associated therewith; costs of compliance with FAA regulations, Department of Homeland Security regulations and other rules and acts of Congress; the ability to pass taxes, fuel costs, inflation, and various expenses to its customers; certain projected financial obligations; estimates regarding capital requirements; and any other plans, objectives, expectations and intentions contained in this release that are not historical facts.

These statements, in addition to statements made in conjunction with the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions, are forward-looking statements.  These statements relate to future events or future financial performance and only reflect management’s expectations and estimates.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to Gulfstream as of such date. The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements: changes to external competitive, business, budgeting, fuel cost or supply, weather or economic conditions; changes in its relationships with employees or code share partners; availability and cost of funds for financing new aircraft and the ability to profitably manage its existing fleet; adverse reaction and publicity that might result from any accidents; the impact of current or future laws and government investigations and regulations affecting the airline industry and its operations; additional terrorist attacks; and consumer unwillingness to incur greater costs for flights.

Gulfstream assumes no obligation to update any forward-looking statement. Risk factors, cautionary statements and other conditions which could cause actual results to differ from management’s current expectations are contained in Gulfstream's filings with the Securities and Exchange Commission, including Part I, Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the year ended December 31, 2009.

CONTACT FOR NEWS MEDIA ONLY:
Bruce Hicks
The Alliant Group/Houston